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                                                                       EXHIBIT 5
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                  [Hunton & Williams Letterhead Appears Here]


                                  May 7, 1998


Template Software, Inc.
45365 Vintage Park Plaza
Dulles, Virginia  20166


                       REGISTRATION STATEMENT ON FORM S-8
                           1996 EQUITY INCENTIVE PLAN
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Ladies and Gentlemen:

     We have served as counsel for Template Software, Inc., a Virginia corporation (the "Company"), in connection with the registration under the
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Securities Act of 1933, as amended, pursuant to a Registration Statement on Form
S-8 (the "Registration Statement"), of an aggregate of 1,500,000 shares (the
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"Shares") of common stock, $.01 par value, of the Company, to be issued and sold
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by the Company to eligible employees, officers and directors of the Company pursuant to the Template Software, Inc. 1996 Equity Incentive Plan (the "Plan").
                                                                         ----

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of securities pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the Commonwealth of Virginia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares and the receipt of payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the
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Registration Statement.

                                 Very truly yours,

                                 /s/ HUNTON & WILLIAMS

                                 HUNTON & WILLIAMS